As filed with the Securities and Exchange Commission on February 24, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Riverway Suite 1730 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

IES HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Mary Newman, Esq.
Vice President, General Counsel and Secretary
2 Riverway
Suite 1730
Houston, Texas 77056
(Name and address of agent for service)

(713) 860-1500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by IES Holdings, Inc., a Delaware corporation (the “Company”), to register the offer and sale of 825,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), authorized for issuance under the IES Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (as of February 20, 2025) (the “Amended Plan”). The Shares comprise (i) 750,000 additional shares of Common Stock authorized for issuance under the Amended Plan and (ii) 75,000 shares of Common Stock that may again become available for delivery with respect to awards under the Amended Plan pursuant to the share counting, share recycling, and other terms and conditions of the Amended Plan.

The Amended Plan was approved by the Company’s stockholders at the Company’s annual stockholders’ meeting on February 20, 2025 (the “2025 Annual Meeting”). In addition to increasing the number of shares of Common Stock authorized for issuance under the Amended and Restated 2006 Equity Incentive Plan (as of February 9, 2016) (the “Existing Plan”) by 750,000 shares, the Amended Plan also (i) eliminates the limits on awards that may be granted to an award recipient in any one year, (ii) incorporates the clawback provisions of the Company’s Incentive Recoupment Policy adopted in fiscal year 2024, and (iii) extends the term of the Existing Plan to February 19, 2035.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. The Shares registered hereby are securities of the same class and relate to the same employee benefit plan as the securities registered on the Company’s registration statements on Form S-8 (File No. 333-209483) and Form S-8 (File No. 333-134100) (together, the “Prior Registration Statements”). Each of the Prior Registration Statements is currently effective. In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements (including documents deemed to be incorporated by reference therein and to be part thereof), are incorporated herein by reference and made a part of this Registration Statement, except to the extent supplemented, superseded, or modified by the information set forth below (including the information incorporated by reference herein) or the exhibits attached hereto.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 7, 2025, that are incorporated by reference therein.

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2024.
(c)	The Company’s Current Reports on Form 8-K filed with the Commission on November 22, 2024, January 22, 2025 and February 21, 2025.
(d)
The description of the Company’s Common Stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (other than any documents or portions thereof that are furnished to, and not filed with, the Commission, including any information furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits related thereto and furnished under Item 9.01 of Form 8-K).

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1
Second Amended and Restated Certificate of Incorporation of IES Holdings, Inc., as amended by the Certificate of Amendment thereto, effective May 24, 2016 (composite). (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 8, 2016).

4.3	Amended and Restated Bylaws of IES Holdings, Inc., effective April 28, 2021 (Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q filed on April 30, 2021).

4.4	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed December 9, 2016).
4.5	IES Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 7, 2025).

*5.1	Opinion of Hunton Andrews Kurth LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on signature page).
*107	Filing Fee Table.
_________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 24, 2025.

IES HOLDINGS, INC.

By: /s/ Mary K. Newman
Name: Mary K. Newman
Title: Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints Jeffrey L. Gendell, Matthew A. Simmes, Tracy A. McLauchlin and Mary K. Newman, and each of them individually, as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Jeffrey L. Gendell	Chief Executive Officer and Chairman of the Board	February 24, 2025
Jeffrey L. Gendell	(Principal Executive Officer)

/s/ Tracy A. McLauchlin	Senior Vice President, Chief Financial Officer and Treasurer	February 24, 2025
Tracy A. McLauchlin	(Principal Financial Officer) (Principal Accounting Officer)

/s/ Jennifer A. Baldock	Director	February 24, 2025
Jennifer A. Baldock

/s/ Todd M. Cleveland	Director	February 24, 2025
Todd M. Cleveland

/s/ John L. Fouts	Director	February 24, 2025
John L. Fouts

/s/ David B. Gendell	Director	February 24, 2025
David B. Gendell

/s/ Joe D. Koshkin	Director	February 24, 2025
Joe D. Koshkin